An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion.  Dated _________2019

GenTech Holdings, Inc.

(Exact name of issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

www.gentechholdings.com

1731 1st Avenue, New York, NY 10128

347-464-7532

(Address, including zip code, and telephone number, including area code of issuer’s principal executive office)

1591157	84-2477774
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maximum offering of 2,000,000,000 Shares

This is a public offering of up to 2,000,000,000 shares of Common Stock of GenTech Holdings, Inc. at a price of $$0.005 for a maximum of $10,000,000.

The end date of the offering will be exactly 365 days from the date the Offering Circular is approved by the Attorney General of the state of New York (unless extended by the Company, in its own discretion, for up to another 90 days).

Our Common Stock currently trades on the OTC Pink market under the symbol “GTEH” and the closing price of our Common Stock on August 5, 2019 was $0.156.  Our Common Stock currently trades on a sporadic and limited basis.

We are offering our shares without the use of an exclusive placement agent. However, the Company reserves the right to retain one. The proceeds will be disbursed to us and the purchased shares will be disbursed to the investors.  If the offering does not close, for any reason, the proceeds for the offering will be promptly returned to investors without interest.

We expect to commence the sale of the shares within two calendar days of the date on which the Offering Statement of which this Offering Circular is qualified by the Securities Exchange Commission.

See “Risk Factors” to read about factors you should consider before buying shares of Common Stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular dated _____, 2019

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

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SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to [Company]

Our Company

Gentech Holdings, Inc. (the “Company”) was founded in Florida on October 4, 2013 as Pocket Games, Inc. to develop video games for both mobile and laptop /desktop devices. The Company initially was hired to perform the iPad ‘port’ for the game “Stronghold 3 Gold Edition” which was released to market in mid 2014. In mid 2014, the company opened a development studio in Pune India and its first release was Idol Hands, an IP that had been acquired earlier in the year by the Company. In early 2016, the Company acquired Social Gaming Platform, ‘Viximo’as well as ‘Photo Platform’ company, ‘Kicksend’. Due to legal disputes arising from these acquisitions, the company ceased being a fully reporting company, unwound the acquisition transactions and closed its Indian Development Studio.

In 2017, the Company tested the water in the crypto currency market by acquiring a large number of mining-rigs. These were moth-balled when this market went into flux in late 2017, early 2018.

In late 2018, the Company filed them with OTC markets as well as completing a name change and reverse stock split, changing the name of the Company to Gentech Holdings, Inc. to be focused on health and wellness. The intention of the Company is to sell its products online and other distribution channels while developing brick and mortar high end coffee and chocolate cafes.

The Company is building a chain of High End Coffee and Chocolate Cafes over the coming 5 years both through their own investments and through the establishment of a franchise offering. These establishments will serve coffees, teas, chocolates and other ancillary food items that are focused on the higher end of the value spectrum. The Company is also building out an online sales platform for its products as well as taking out message and products into the community.

The Company has entered into an exclusive agreement to distribute a successful and quality Brazilian coffee plantation, to be the single source for their US business and to brand all of the US import as a Company branded product. These beans will be used not only for the coffee production for the company. The Company also has sources for ‘small’ amounts of high quality coffees that will be specialty offerings both online and in our stores.

Online Offering

The Company is in the process of completing a high-end line up of products that are suited to the more discerning client for CDB products. Not only will they be offering an extensively larger variety of products based on their own coffees, teas and chocolates, but they also will have contracts with reputable third party supports who will white label the Company offering.

We will have a full range of suitable products that support our brand message and will be holding inventory such that quick delivery will be achieved across the full product line.

Visitors to the website will be encouraged to register and join our rewards program so as to ensure that no franchise member site is not rewarded by encouraging their own community of visitors to visit the online store too. Both the franchisee and the registered use will benefit financially from joining the rewards program.

Physical Store Locations

The ideal locations for our coffee shops are small towns with a high wealth and liberal population. These locations will noticeably have events and festivals in the town and be heavily into the arts. Moreover, the ideal store location will be where foot traffic is high and where the occupants of the coffee shop can spill out onto the street when the weather is right.

These locations will offer evening and weekend musical entertainment so as to ensure that trade continues past breakfast and lunchtime. The locations will form an integral part of the community by offering classes such as palates and yoga as well as offering themselves to the community for art and social events.

All of our stores will have the same look and feel, with high ceilings, dark wooden countertops and polished concrete floors and we intend to spare no expense on the quality of the build-out of the properties. Visitors to the location will see a very welcoming and warm location and be under no illusion as to the high end nature of the offering.

Finally, in the Company’s efforts to increase the integration of the anti-anxiety properties of THC Free CBD products, the company will be offering alternatives to standard coffees, teas and chocolates by offering a line in CBD infused products.

Outreach Program

As part of our community integration effort, and as a way of increasing the sales of products outside of both the physical locations and the online platform, the Company is setting up an outreach program to visit community centres, doctors’ offices and festivals to promote the wellness benefits of THC Free CBD products. Our in-house medical advisers are drawing up a wellness education program that can be given to community groups explaining the benefits of CBD oils and foods for various illnesses and maladies.

We are currently in negotiations to purchase an existing commercial bakery operation to create our CBD based baked goods. We believe that bringing in an existing operating business will provide stability to our operations and cash flows while we build out the brick and mortar stores. The brick and mortar establishments will serve coffees, teas, chocolates, and other food items.

THE OFFERING

Common Stock we are offering	Maximum offering of 2,000,000,000 shares at $0.005 per share for a sum total of $10,000,000

Common Stock outstanding before this Offering	385,563,721 Common Stock, par value $0.00001

Use of proceeds	The funds raised per this offering will be utilized to cover the costs of this offering and to provide working capital to obtain government licenses, purchase an extraction facility, and marketing our products. See “Use of Proceeds” for more details.

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our Common Stock.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, although the Company may choose to engage a placement agent at its sole discretion. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in the state of New York. However, in the event that management is unsuccessful in raising the required funds in New York, the Company may file a post qualification amendment to include additional jurisdictions that management has determined to be in the best interest of the Company for the purpose of raising the maximum offer.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH.  Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth.  In the case of an investor who is not a natural person, revenues or net assets for the investors’ most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our Common Stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our Common Stock.

Risk Related to our Company and our Business

We may require additional funds in the future to achieve our current business strategy and our inability to obtain funding may cause our business to fail.

We may need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

We have a limited operating history in our new business lines that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable, and we may not be able to generate sufficient revenue to develop as we have planned.

We were incorporated in the State of Florida in 2013. We have no significant assets or financial resources at this time. Although our management is experienced in operating app based games, the shift of our business into online retail, brick and mortar restaurant locations is very limited. The likelihood of our success must be considered in light of the expenses and difficulties in development of clients nationally and internationally, recruiting and keeping clients and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history, we may not be profitable and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

We are an early stage company with an unproven business strategy and may never be able to fully implement our business plan or achieve profitability.

We are at an early stage of development of our operations as a company. We have only recently started to operate business activities and have not generated revenue from such operations. A commitment of substantial resources to conduct time-consuming research in many respects will be required if we are to complete the development of our company into one that is more profitable. There can be no assurance that we will be able to fully implement our business plan at reasonable costs or successfully operate. We expect it will take several years to implement our business plan fully, if at all.

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

We have a limited operating history in the action camera industry. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. We base our current and future expense levels on our operating forecasts and estimates of future net sales. Net sales and operating results are difficult to forecast because they generally depend on the volume and timing of the orders we receive, which are uncertain. Some of our expenses are fixed, and, as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in net sales. This inability could cause our net income in a given quarter to be lower than expected.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient custmers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

●	Demand for our products;

●	Our ability to obtain and retain existing customers or encourage repeat purchases;

●	Our ability to manage our product inventory;

●	General economic conditions;

●	Advertising and other marketing costs;

●	Costs of creating and expanding product lines.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our future success is dependent, in part, on the performance and continued service of our President and CEO. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of our President and CEO. The loss of his services would delay our business operations substantially.

Our current officer and sole director do not have experience in the online retail or restaurants.

Although our officer and sole director has extensive business experience, they do not have extensive experience in the action online retail or restaurant business. Therefore, without industry-specific experience, their business experience may not be enough to effectively start-up and maintain a sports camera product company. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful.

Because our current CEO has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

David Lovatt, our CEO and director, currently devotes approximately forty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Lovatt to our company could negatively impact our business development.

If we cannot effectively increase and enhance our sales and marketing capabilities, we may not be able to increase our revenues.

We need to further develop our sales and marketing capabilities to support our commercialization efforts. If we fail to increase and enhance our marketing and sales force, we may not be able to enter new or existing markets. Failure to recruit, train and retain new sales personnel, or the inability of our new sales personnel to effectively market and sell our products, could impair our ability to gain market acceptance of our products.

Our current CEO and sole Director, David Lovatt, beneficially owns approximately or has the right to vote 100% Series AA Preferred Stock, which counts for 80% of the total voting rights of the Common Stock. As a result, he has a substantial voting power in all matters submitted to our stockholders for approval including:

●	Election of our board of directors;

●	Removal of any of our directors;

●	Amendment of our Certificate of Incorporation or bylaws;

●	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, Mr. Lovatt is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by him could affect the market price of our Common Stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Lovatt’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our growth will place significant strains on our resources.

The Company is currently in the exploration stage, with only limited operations, and has not generated any revenue since beginning work on the new lines of business. The Company’s growth, if any, is expected to place a significant strain on the Company’s managerial, operational and financial resources. Moving forward, the Company’s systems, procedures or controls may not be adequate to support the Company’s operations and/or the Company may be unable to achieve the rapid execution necessary to successfully implement its business plan. The Company’s future operating results, if any, will also depend on its ability to add additional personnel commensurate with the growth of its operations, if any. If the Company is unable to manage growth effectively, the Company’s business, results of operations and financial condition will be adversely affected.

As a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our directors and other future personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, that are necessary to remain as an OTC Markets alternative reporting company, will be costly as an external third-party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that we only have two officers and one Director, who have minimal experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Risks Related to Our Business and Industry

The online retail sales for health and well being products is an intensely competitive market.

While there is evidence of strong consumer appeal, we cannot assure you that consumers will continue to embrace using our products. Many factors must be considered when investing in this industry due to regulations set by both U.S. and international committees that oversee the industry. We face significant competition from others in this industry. The health and well-being market is highly fragmented with smaller companies offering products to large multi-national corporations, which have large, integrated manufacturing lines. These large corporations can produce a more products. There are many friendly competitors that may not compete directly with our operations but supply us or provide source product for our end product. These companies may in turn help our competitors by providing the same source product for their products.

There are thousands of online retailers for health and well-being products both privately held and publicly traded today. Many have greater financial resources than our company and to the extent we compete directly with any given company with said greater financial resources, we may be at a disadvantage. Other risks within our industry related to regulations set forth by industry committees and to the extent the Food and Drug Administration ("FDA") is involved, they could have an effect on what source products we use and cannot use. No assurances can be made that any ruling from the FDA or other organization will not ban the use of any source product which may hurt our sales.

We may not be able to compete successfully against current and future competitors.

While many companies compete directly against us for market share, others complement us by providing resource product to produce our end product. Many of our competitors have financial resources that extend far beyond ours, which may adversely affect our ability to compete. We cannot make any assurances to you that we will be successful in our business endeavors if we (a) are unable to compete with a competitor, (b) lose our ability to source product from a competitor or partner, (c) are unable to raise sufficient funds to compete against others, (d) lose our employees to a competitor, or (e) lose advantages over our product offerings against a superior competitor due to price, branding, marketing, and/or distribution power.

We hold no patents on our products, and our business employs proprietary technology (know-how) and information may be difficult to protect and/or infringe on the intellectual property rights of third parties.

The Company currently relies on trade secrets, proprietary know-how, and technology methods that we seek to protect, in part, by confidentiality agreements. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others. We currently do not hold patents from the United States Patent and Trademark Office ("USPTO") or hold any FDA approvals. Management believes that part of applying for a patent allows competitors to copy our products and would force the company to file lawsuit against the offending parties upon infringement. As a small company, management believes that it is more effective to mitigate this risk by relying on our trade secrets than to file a patent and allow others to review our processes. Therefore, our success depends, in part, on our ability to keep competitors from reverse engineering our products, methods, know-how and maintain trade secrecy and operate without infringing on the proprietary rights of third parties.

We cannot assure you that the patents of others will not have an adverse effect on our ability to conduct our business, that any of our trade secrets and applications will be protected, that we will develop additional proprietary technology (know-how) or methods that is defensible against theft or will provide us with competitive advantages or will not be challenged by third parties.

Negative media coverage on our industry may adversely affect our business and the value of our common stock.

While we strive to produce high quality products, there have been reports of fraud, misrepresentation, and counterfeiting relating the CBD industry. As a result, some regulatory agencies have initiated investigations into these allegations, including investigations into some of our competitors. While we are not the target of any investigation, business may diminish or be adversely affected by the negative publicity affecting our industry as a whole, which would in turn negatively affect the value of our common stock. Future media coverage or administrative investigations may further damage the reputation of our industry, which may harm our reputation and the value of our common stock.

Economic conditions in the U.S. and international markets could adversely affect our business and financial results.

As a retailer that is dependent upon consumer discretionary spending, our results of operations will be sensitive to changes in or uncertainty about macro-economic conditions. Our customers may have less money for discretionary purchases and may stop or reduce their purchases of our products or trade down to Starbucks or competitors' lower priced products as a result of job losses, foreclosures, bankruptcies, increased fuel and energy costs, higher interest rates, inflation, higher taxes, reduced access to credit, economic uncertainty and potential negative impacts relating to federal economic policy changes and recent international trade disputes. These factors may also result in a general downturn in the restaurant industry. Decreases in customer traffic and/or average value per transaction will negatively impact our financial performance as reduced revenues without a corresponding decrease in expenses result in sales de-leveraging, which creates downward pressure on margins and also negatively impacts comparable store sales, net revenues, operating income and earnings per share. There is also a risk that if negative economic conditions or uncertainty persist for a long period of time or worsen, consumers may make long-lasting changes to their discretionary purchasing behavior, including less frequent discretionary purchases on a more permanent basis.

Incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling, whether or not accurate, as well as adverse public or medical opinions about the health effects of consuming our products, could harm our business.

Instances or reports, whether true or not, of unclean water supply or food-safety issues, such as food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling, either during growing, manufacturing, packaging, storing or preparation, have in the past severely injured the reputations of companies in the food and beverage processing, grocery and quick-service restaurant sectors and could affect us as well. Any report linking us to the use of unclean water, food or beverage-borne illnesses, tampering, adulteration, contamination, mislabeling or other food or beverage-safety issues could damage our brand value and severely hurt sales of our food and beverage products and possibly lead to product liability claims, litigation(including class actions) or damages. Clean water is critical to the preparation of coffee, tea and other beverages, as well as ice for our cold beverages, and our ability to ensure a clean water and ice supply to our stores can be limited, particularly in some international locations. We are also continuing to incorporate more products in our food and beverage lineup that require freezing or refrigeration, including produce (such as fruits and vegetables in our salads and juices), dairy products (such as milk and cheeses), non-dairy alternative products (such as soymilk and almond milk), ice for our cold drinks and meats. We also face risk by relying on third-party food suppliers to provide and transport ingredients and finished products to our stores. We monitor the operations of certain of these business partners, but the product quality and service they deliver may be diminished by any number of factors beyond our control, which make it more difficult to detect contamination or other defect in these products. Additionally, we are evolving our product lineup to include more local or smaller suppliers for some of our products who may not have as rigorous quality and safety systems and protocols as larger or more national suppliers. If customers become ill from food or beverage-borne illnesses, tampering, adulteration, contamination, mislabeling or other food or beverage-safety issues, we could be forced to temporarily close some stores and/or supply chain facilities, as well as recall products. In addition, instances of food or beverage-safety issues, even those involving solely the restaurants or stores of competitors or of suppliers or distributors (regardless of whether we use or have used those suppliers or distributors), could, by resulting in negative publicity about us or the foodservice industry in general, adversely affect our sales on a regional or global basis. A decrease in customer traffic as a result of food-safety concerns or negative publicity, or as a result of a temporary closure of any of our stores, product recalls or food or beverage-safety claims or litigation, could materially harm our business and results of operations. Some of our products contain caffeine, dairy products, sugar and other compounds and allergens, the health effects of which are the subject of public and regulatory scrutiny, including the suggestion that excessive consumption of caffeine, dairy products, sugar and other compounds can lead to a variety of adverse health effects. Particularly in the U.S., there is increasing consumer awareness of health risks, including obesity, due in part to increased publicity and attention from health organizations, as well as increased consumer litigation based on alleged adverse health impacts of consumption of various food and beverage products. While we have a variety of beverage and food items, including items that are coffee-free and have reduced calories, an unfavorable report on the health effects of caffeine or other compounds present in our products, whether accurate or not, imposition of additional taxes on certain types of beverages, or negative publicity or litigation arising from certain health risks could significantly reduce the demand for our beverages and food products and could materially harm our business and results of operations.

Interruption of our supply chain could affect our ability to produce or deliver our products and could negatively impact our business and profitability.

Any material interruption in our supply chain, such as material interruption of roasted coffee supply due to the casualty loss of any of our roasting plants, interruptions in service by our third party logistic service providers or common carriers that ship goods within our distribution channels, trade restrictions, such as increased tariffs or quotas, embargoes or customs restrictions, natural disasters or political disputes and military conflicts that cause a material disruption in our supply chain could have a negative material impact on our business and our profitability. Additionally, our food, beverage and other products are sourced from a wide variety of domestic and international business partners in our supply chain operations, and in certain cases are produced or sourced by our licensees directly. We rely on these suppliers to provide high quality products and to comply with applicable laws. Our ability to find qualified suppliers who meet our standards and supply products in a timely and efficient manner is a significant challenge, especially with respect to goods sourced from outside the U.S., especially countries or regions with diminished infrastructure, developing or failing economies or experiencing political instability or social unrest, and as we increase our fresh and prepared food offerings. For certain products, we may rely on one or very few suppliers. A supplier's failure to meet our standards, provide products in a timely and efficient manner, or comply with applicable laws is beyond our control. These issues, especially for those products for which we rely on one or few suppliers, could have a material negative impact on our business and profitability.

Our supply of source coffee is through a single producer.

Currently, our supply of coffees is sourced from a single plantation. In the event that this contract is disrupted by cancelation of the contract or the plantation owner is victim of natural disaster, political turmoil, or other factors, we will not have an established source for our coffee products. It may take us months to replace orders and find new suppliers. Such an event would be catastrophic to our business.

Risks Related to the Securities Markets and Ownership of our Equity Securities

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. Because of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

●	our ability to integrate operations, technology, products and services;

●	our ability to execute our business plan;

●	operating results below expectations;

●	our issuance of additional securities, including debt or equity or a combination thereof;

●	announcements of technological innovations or new products by us or our competitors;

●	loss of any strategic relationship;

●	industry developments, including, without limitation, changes in healthcare policies or practices;

●	economic and other external factors;

●	period-to-period fluctuations in our financial results; and

●	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 5,000,000,000 shares of Common Stock. We have issued and outstanding, as of the date of this prospectus, 385,563,721 shares of Common Stock. Our board may generally issue shares of Common Stock, preferred stock or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of Common Stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

Anti-takeover provisions may impede the acquisition of our company.

Certain provisions of the Florida laws have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

The subscription agreement for the purchase of common stock from the Company contains an exclusive forum provision, which will limit investors ability to litigate any issue that arises in connection with the offering anywhere other than the state and Federal courts in Florida.

The subscription agreement states that it shall be governed by the local law of the State of Florida and the United States, and the parties consent to the exclusive jurisdiction of the state and Federal courts in Florida. They will not have the benefit of bringing a lawsuit in a more favorable jurisdiction or under more favorable law than the local law of the State of Florida. Moreover, we cannot provide any certainty as to whether a court would enforce such a provision. The combination of both potentially unfavorable forum and the lack of certainty regarding enforceability poses a risk regarding litigation related to the subscription to this Offering and should be considered by each investor before signing the subscription agreement.

Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933 holders of restricted shares, may avail themselves of certain exemption from registration is the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registered the restricted stock. Currently, the Company has no plans of filing a registration statement with the Commission.

Securities analysts may elect not to report on our Common Stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our Common Stock, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our Common Stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our Common Stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if the Common Stock price appreciates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

●	our business’ strategies and investment policies;

●	our business’ financing plans and the availability of capital;

●	potential growth opportunities available to our business;

●	the risks associated with potential acquisitions by us;

●	the recruitment and retention of our officers and employees;

●	our expected levels of compensation;

●	the effects of competition on our business; and

●	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $. Management prepared the milestones based on three levels of offering raise success: 25% of the Maximum Offering proceeds raised ($2,500,000), 50% of the Maximum Offering proceeds raised ($5,000,000), 75% of the Maximum Offering proceeds raised ($7,500,000) and the Maximum Offering proceeds raised of $ $10,000,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Although we have no minimum offering, we have calculated used of proceeds such that if we raise 25% of the offering is budgeted to sustain operations for a twelve-month period. 25% of the Maximum Offering is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the development of our marketing package. If the Company were to raise 50% of the Maximum Offering, then we would be able to expand our marketing outside the US. Raising the Maximum Offering will enable the Company to implement our full business. If we begin to generate profits, we plan to increase our marketing and sales activity accordingly.

The Company intends to use the proceeds from this offering as follows:

	If 25% of the Offering is Raised	If 50% of the Offering is Raised	If 75% of the Offering is Raised	If 100% of the Offering is Raised
Store Security Deposits	$43,750	87,500	131,250	$175,000
Store Rentals	$142,500	$285,000	$427,500	$570,000
Buildout	$437,500	$875,000	$1,312,500	$1,750,000
Equipment	$468,750	$937,500	$1,406,250	$1,875,000
Marketing	$750,000	$1,500,000	$2,250,000	$3,000,000
Acquisitions	$200,000	$400,000	$600,000	$800,000
Travel & Accommodations	$54,000	$108,000	$162,000	$216,000
Public Company Expenses	$62,500	$125,000	$187,500	$250,000
Inventory	$156,250	$312,500	$468,750	$625,000
Professional Fees	$28,500	$57,000	$85,500	$114,000
Setup Costs	$62,500	$125,000	$187,500	$250,000
Retail Consultancy Costs	$93,750	$187,500	$281,250	$375,000
TOTAL	$2,500,000	$5,000,000	$7,500,000	$10,000,000

DIVIDEND POLICY

We have not declared or paid any dividends on our Common Stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

DILUTION

Purchasers of our Common Stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of Common Stock and the net tangible book value per share immediately after this offering.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions based on an offering price of $0.005 per share. The numbers are based on the total issued and outstanding shares of Common Stock as of June 25, 2019.

	25%	50.0%	75%	100%
Net Value	$2,519,890	$5,019,890	$7,519,890	$10,019,890
# Total Shares	885,563,721	1,385,563,721	1,885,563,721	2,385,563,721
Net Book Value Per Share	$0.0028	$0.0036	$0.0040	$0.0042
Increase in NBV/Share	$0.0028	$0.0036	$0.0039	$0.0041
Dilution to new shareholders	$0.0022	$0.001	$0.001	$0.001
Percentage Dilution to New	43.09%	27.54%	20.24%	16.00%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

GenTech Holdings, Inc. was incorporated on October 3, 2013.

Recent Developments

The Company has begun a new strategic direction on January 1st 2019 to setup and operate high-end coffee shops selling quality coffee, chocolates and cakes. The locations will also include space for wellness activities such as anxiety education classes, Yoga and Pilates. All of these will be offered with a ‘THC-Free’ twist by offering the option to be educated about the health benefits of CBD Oils and products as well as sampling them in the products the coffee shops sell.

Revenues

During the year ended October 31, 2018 we did not generate any revenue as compared to $106 during the year ended October 31, 2017. During the six months ended April 30, 2019 and April 30, 2018 we generated no revenue.

Operating Expenses

Direct cost of revenues during the year ended October 31, 2018 amounted to $271,974 compared to $311,829 for the year ended October 31, 2017. Our costs were generally associated with professional fees and general and administrative.

For the six months ended April 30, 2019 direct costs of revenue was $127,537 compared to $150,112 for the six months ended April 30, 2018.

Net Loss

As a result of the foregoing, during the year ended October 31, 2018, we recorded a net loss of $222,388 compared to $406,359 for the year ended October 31, 2017.

Our net loss for the six months ended April 30, 2019 was $39,938 which included a gain on the settlement of debt of $151,856 compared to $193,474 for the six months ended April 30, 2018.

Liquidity and Capital Resources

As of October 31, 2018 the Company had cash on hand of $4 compared to $0 at the as of October 31, 2017. As of April 30, 2019, the Company had no cash on hand compared to $2,564 for the six months ended April 30, 2018.

We will be required to raise additional funds, having been unable to date to generate positive cash flow as a result of operations. We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through debt and the sale of common stock. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of an equity financing.

Operating Activities

During the year ended October 31, 2018, we used $114,928 in operating activities. During the year ended October 31, 2017, we used $234,853 of cash in operating activities.

For the six months ended April 30, 2019, we used $94,675 in operating activities as compared to $189,810 of cash used in operating activities for the six months ended April 30, 2018.

Investing Activities

For the year ended October 31, 2108 we used $20,685 in investing activities for the purchase of equipment. During the year ended October 31, 2017 we did not use any cash in investing activities.

During the six months ended April 30, 2019 and April 30, 2018 we did not use any cash in investing activites.

Financing Activities

During the year ended October 31, 2018, financing activities provided $139,560 through issuance of convertible debentures of $109,117 and loans from a related party of $25,443. For the year ended October 31, 2017 financing activities generated $338,963 from the issuance of our common stock of $21,000, a loan from related parties of $3,739, and the issuance of convertible debentures of $314,224.

For the six months ended April 30, 2019 financing activities generated $94,671 through the issuance of convertible debt of $89,000 and a loan from related parties of $5,671 as compared to $191,407 for the six months ended April 30, 2018 which was comprised of $20,975 from related parties and $170,432 of proceeds from the issuance of convertible debentures.

Going Concern

The Company sustained continued operating losses during the years ended October 31, 2018 and October 31, 2017. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

Critical Accounting Policies and Estimates

Our financial statements and related public financial information are based on the application of generally accepted accounting principles in the United States (“GAAP”). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 1 of our financial statements. While all of these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our results of operations, financial position or liquidity for the periods presented in this report.

We recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

Use of estimates

The preparation of the unaudited financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

BUSINESS

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Our Business

GenTech Holdings, Inc. (the “Company”) was incorporated in October 2013 under the name Pocket Games, Inc. by David Lovatt and Elliott Polatoff. Elliott Polatoff left the business in February 2016 through an S1 registration statement and was considered a fully reporting company until December 2017 when it filed a form 15-12G, voluntarily terminating registration of the company’s equity with the commission, thus removing its responsibilities to file audited financials with the SEC.

The company acquired several assets between January 2014 and the present day, mostly in the entertainment space and the primary activity of the company was the development of video games for Desktop PCs as well as offering development, testing and IT services to third parties. It acquired the assets of Kicksend and Viximo in 2016 and, divested itself of those assets in 2017 after a judgement was given against the company by the courts.

David Lovatt remained the primary shareholder of Pocket Games, Inc. and, in November 2018, undertook a strategic change of direction for the business which included a name, symbol change and a reverse stock split with FINRA.

 The Company is building a chain of High End Coffee and Chocolate Cafes over the coming 5 years both through their own investments and through the establishment of a franchise offering. These establishments will serve coffees, teas, chocolates and other ancillary food items that are focused on the higher end of the value spectrum. The Company is also building out an online sales platform for its products as well as taking out message and products into the community.

The Company has entered into an exclusive agreement to distribute coffee from a successful and quality Brazilian coffee plantation, to be the single source for their US business, and to brand all of the US import as a Company branded product. These beans will be used not only for the coffee production for the company. The Company also has sources for ‘small’ amounts of high quality coffees that will be specialty offerings both online and in our stores.

We are currently in negotiations to purchase an existing commercial bakery operation to create our CBD based baked goods. We believe that bringing in an existing operating business will provide stability to our operations and cash flows while we build out the brick and mortar stores. The brick and mortar establishments will serve coffees, teas, chocolates, and other food items.

Our Strategy

In April 2019, the strategy of the company became to open a series of high-end Coffee shops, to offer the company’s product online through an online, e-commerce store and to develop an outreach program to the community’s the coffee shops served to encourage being to understand the benefits of coffee, or cacao and of THC-free CBD products.

Our plan is to build a chain of High End Coffee and Chocolate Cafes over the coming 5 years both through their own investments and through the establishment of a franchise offering. These establishments will serve coffees, teas, chocolates and other ancillary food items that are focused on the higher end of the value spectrum. The Company is also building out an online sales platform for its products as well as taking out message and products into the community. To that end, the company signed a lease on a property in Church Street, Montclair, New Jersey.

The company is currently engaging with a local architect to remodel the store and is awaiting drawings to be developed. It is important to choose the correct look and feel for the location as this is a design that will be rolled out not only to our company owned stores that we open over the coming 12 months, but also something that will be rolled out through our franchise approach that we intend to build.

In order to supplement our build out of our cafes, we have also initiated operations of an online retail operation for building a revenue base, but most importantly, brand recognition. The Company is in the process of completing a high-end line up of products that are suited to the more discerning client for CDB products. Not only will they be offering an extensively larger variety of products based on their own coffees, teas and chocolates, but they also will have contracts with reputable third party supports who will white label the Company offering.

We will have a full range of suitable products that support our brand message and will be holding inventory such that quick delivery will be achieved across the full product line.

In order to have greater control over our brand, product, and production, we are currently in negotiations with an established commercial baking company operating out of New England to acquire their company. Adding the commercial baking operation would provide the Company with the ability to make our operation completely vertical. In addition, the commercial baking company has an establish brand and sales history. This will allow the Company to diversify its offering while also providing the Company with existing sales channels, distribution networks, and general know-how in the baked and other retail food goods. Most importantly, the addition of the commercial baking operations will eventually provide the Company with more control over supply chains and quality control as we build our brand.

We believe that the 3 pronged approach using online retail sales, brick and mortar establishments, and the capacity to manufacture our own good provides economic security for the Company and its shareholders without stretching our resources to thin.

Industry Overview

According to Roast Magazine, the industry journal, more Americans are turning to gourmet coffees and gourmet high end locations to consume their coffee when outside of the home. According to the article, coffee consumption was up 63 percent from 2016, whilst growth amongst older people was the strongest, consumption amongst 18-24 year olds was significant with 47 percent reporting have drunk coffee in the 24 hours prior to the survey.

Equally significant is the consumption of gourmet coffees when compared to standard coffees. Gourmet Coffee Beverages for the first time reached 60 percent market share over non gourmet and high end espresso consumption remains high too.

For the first time in the journal’s history, it also undertook a survey in the use of CBD in coffee products. It reported 62 percent of Americans said they are aware of CBD as an ingredient. The youngest group (18-24) proved to be least aware of CBD, yet simultaneously most likely — along with 25-39-year-olds — to give it a try. The growth of CBD in beverages continues to be strong. (https://dailycoffeenews.com/2019/03/11/2019-coffee-and-beverage-trends-inside-the-ncas-annual-report/)

Our target demographic is women aged between 25 and 55 who have the financial ability to buy high end consumer goods. It is interesting to note that 58% of CBD users nationwide are females according to a 2017 CBD market study report by the Hellomd and Brightfield Group. This report also points to anxiety and weight loss, indeed a healthier happier life, as the main driving factors pushing people into changing their habits to use a healthier CBD path than the traditional pharmaceutical methods. Our strategy taps right into this and combines high quality chocolate, high end Cacao and THC Free CBD products to offer this demographic exactly what they are looking to buy in increasing numbers.

The consumer market is also reacting well to these ‘new’ products as the above report points out. 80% of CBD users found CBD to be very or extremely effective for treatment and 90%of those surveyed said they would buy CBD-only products in the future. According to Forbes, the global market for CBD products could reach $20bn by 2024 and affect industries as diverse as cosmetics, food & beverage and pharmaceuticals.

Competition

According to a recent National Coffee Association report, 59% of all coffee consumed is classified as ‘gourmet’ and this is the first time in the reports history that it has reported that such ‘gourmet’ coffees account for more than half of the coffee drunk daily in the USA. We believe our approach to ‘coffee quality first’ is the right approach and our focus is on high quality coffees as well as offering our clients, both online and in store, access to ‘limited edition’ coffees that, like fine wine, will come and go and only be available for short periods to the discerning client.

With 46% of all coffees being consumed outside of the home and with 59% of these coffees being ‘specialty’ our high-end cafes are notable in being one of the few that are opening coffee shops that are not just ‘me too’ in their approach. With a rise from only 9% of adults consuming coffees 20 years ago, to 41% in 2017, we believe that the room for growth is still explosive.

Our main competitors will fall into two categories: Those that we compete with online and those that we compete with in local areas.

In Local Areas:

Our location choices are made based on the specific demographic of the local area. MontClair, for example, is able to pull the local community into its downtown area by giving them access to over 400 retailers in a very small area. These retailers range from restaurants and arts to nonprofit organizations. There are three four other coffee shops in the local area immediate to our new location in Church Street. The area hosts several cultural events each year and draws in millions of visitors per year. However, it is the local residential that are of specific interest to us in that the town is home to over 40,000 people with a median household income twice that of the national average, at $130,000 per annum. It has a young growing population with 35 to 54 year old’s accounting for 35% of the population which means that the downtown is always busy with people spending money and is always packed with life.

The largest competitors of physical stores will always be Starbucks. This is a great competitor to have as they are often seen as stuck in the middle of high end and low end. According to a report by the WSJ in October 2018, Starbucks is losing customers to more ‘gourmet’ coffee shops. Whilst the ‘morning joe’ is something that Starbucks excels at, its clients are less likely now to visit in the afternoons and evenings than they were even 5 years ago. According to the article, 35% of those asked in 2015 said their last visit to Starbucks was in the midday or evening, whereas that number fell to only 29% of those asked in 2019.

There will always be several ‘smaller’ coffee shops in the same street at our locations. These are often serving high end coffees, in fairly low end establishments and this forces their prices down accordingly. There are very few that have invested heavily in both the design of the store as they have in their coffee. We feel our establishments will give the discerning clientele the access they want to high end coffee and chocolate products in an environment that is as high class as some of the best restaurants they are used to. Moreover, we have invested in our coffee relationships meaning that we can bring new and exciting ‘limited edition’ coffees to them regularly and with the quality that they are used to.

The US market for physical store coffee shops, according to a ‘Beverage Daily’ report from November 2018, has grown to a $45.4bn industry. The report cites high staff turnover and increased competition as some of the larger challenges facing coffee shops in 2019 and beyond. Our approach to this is to ensure our staff are well paid and offered incentive schemes to stay . We intend to employ educated individuals who come from the local area and who feel a bond with their community. Our approach to competition is to offer something unique and different by offering high end products at a more expensive price for quality to the discerning guest.

Whilst the ‘big three’ coffee companies (Starbucks, Dunkin Donuts & Tim Hortons) hold around 70% of the market, 40% of that figure is held by Starbucks. We have a strategy to compete with Starbucks in local areas to draw clients away for their ‘post morning coffee’. According to a survey in 2018 by company ‘Allegra’, operators must “successfully combine convenience, coffee quality and good location to maintain footfall”, and we have a strategy that directly covers those points.

Online:

The growth of the sales of gourmet coffee online has been exponential over the past 5 years. Our competitors fall into two categories. Firstly, those who simply sell gourmet coffees and we are able to compete with these directly as we buy direct from the Coffee farm and we buy at a price, because of our quantities, that pushes our cost per KG significantly lower. Access to Premium coffee is what is driving demand according to ‘Beverage Daily’ from 2018.

Our approach to online sales is to constantly innovate with our coffee offerings. Whilst companies such as Atlas Coffee Club or Mistobox offer great products, they do not have access to the ‘specialty limited edition’ coffee products that we have negotiated with the Coffee Farm in Brazil. Moreover, they do not have access to the other products that we are able to bring to the table. Our CBD infused Wellness Range, our premium chocolates and our dried fruit. Options will all be added as ‘free delights’ more akin to a curated wine club than to a ‘me too’ online coffee retailer. In 2017, Mistobox went from a SharkTank™ project to a company with nearly $3m in revenue. Our intention is to offer a much simpler approach to delivery coffee to the consumer, allowing for faster growth and a more lean business model.

We believe that an approach which targets younger, more affluent coffee lovers who are interested in their monthly fix of ‘premium coffee’ that they know and love, alongside a curated coffee offering that is a ‘one of a kind’ offering will give our clients the interest they need to switch to us. We do not believe buyers have the time or interest, long term, to be choosing the roasting style, flavoring and coffee strength month on month.

Property, employees and recent developments

In June 2019, the company signed a three-year lease for a 1200 square foot Café property in Church Street Montclair, NJ and is now in the process of engaging with designers and Architects to ready to space for our opening in September 2019. Alongisde this physical store location, the company is working with a European design agency to develop the branding for our products and to build an online sales platform through which to sell everything from Coffee, chocolates, branded coffee cups and plates and CBD life products such as hand creams and gummies. All of these are high-end and high quality per our branding mantra. The FDA is currently reviewing guidelines for CBD use in products and, whilst it had originally hoped to provide guidance to the industry by summer 2019, given the scope of the Public Hearing they held on May 31st 2019, it is likely to be a significantly longer period of time before any meaningful guidance is offered.

MANAGEMENT

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office. The Board of Directors has no nominating, auditing or compensation committees. The Board of Directors also appointed our officers in accordance with the Bylaws of the Company, and per employment agreements negotiated between the Board of Directors and the respective officer. Currently, there are no such employment agreements. Officers listed herein are employed at the whim of the Directors and state employment law, where applicable.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as a Director or officer	Office(s) held
David Lovatt		2013	Director/CEO

The term of office of each director of the Company ends at the next annual meeting of the Company’s stockholders or when such director’s successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company’s bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company’s Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer’s successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

Biographical Information

David Lovatt, Chief Executive Officer, President and Sole Director

David Lovatt became our Chief Executive Officer and Director on October 4, 2013. From November 10, 2010 to December 1, 2013. Mr. Lovatt was the chief executive officer of DNA Dynamics, Inc. His responsibilities included overseeing product development and operations. From September 1, 2008 until February 1, 2011, Mr. Lovatt was the chief executive officer of Cloud Centric System Inc. Mr. Lovatt has a Bachelor’s of AA’s in the University of Huddersfield, in West Yorkshire, England.

Executive Compensation

 David Lovatt received 350,000,000 shares in 2019 for accrued salary. The compensation was valued at $3,000,000.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

 David Lovatt received 350,000,000 shares in 2019 for accrued salary.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of Common Stock beneficially owned as of July 11, 2019, by (i) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Shareholder	Class of Stock	No. of Shares	% of Class	Voting Rights	% of Voting Rights	% Voting Rights Post Offering(1)
David Lovatt	Common	350,000,000	83%	350,000,000	18.16%	2.93%
	Preferred AA(2)	1,000	100%	1,542,254,884	80.00%	80.00%

All Officers and Directors					98.16%	82.93%

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

Our Articles of Incorporation authorize the issuance of up to 5,000,0000,000 shares of common stock, par value $0.0001 of which 385,563,721 are currently issued and outstanding and up to 2,500,000 shares of preferred stock, par value $0.0001, to be designated at the discretion of the Board of Directors. Currently, there are 1,000 shares of Series AA Preferred Stock authorized and 1,000 shares of Series AA Preferred Stock issued. No other preferred shares are designated or issued at this time.

Common Stock

Voting

Each holder of our Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast.  Cumulative voting for the election of directors is not permitted.

Dividends

Holders of our Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock.  Any decision to pay dividends on our Common Stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future.  See “Dividend Policy.”  The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our Common Stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Series AA Preferred Stock

Voting

The holders Series AA Preferred Stock shall be entitled to the right to vote, either together with holders of the Company’s common stock, or as a separate class of shares, on any matter upon which the shareholders of common stock of the Company may vote, including, but not limited to, any resolutions purporting to vary any of their rights or create any class of capital stock ranking in priority to them or effect any reorganization which would disadvantage the Series AA Preferred Stock relative to the shares of the Company’s common stock. Each share of the Series AA Preferred Stock shall have voting rights equal to four times the number of common shares at the time of any vote, divided by the total number of shares of Series AA Preferred stock issued at that time.

Conversion Rights

Series AA Preferred Stock shall have no conversion rights into common stock of the Company.

Liquidation Rights

In the event of any liquidation, dissolution, or winding up of the Company, either voluntarily or involuntarily, the holders of the Series AA Preferred Stock shall not be entitled to receive any of the assets of the Company.

Limitations on Liability and Indemnification of Officers and Directors

Florida law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Florida law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Florida law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

The Company’s transfer agent is Colonial Stock Transfer Co., Inc. with offices at 66 Exchange Place, Suite 100, Salt Lake City, UT 84111. They can be contacted at 801.355.5740 or their website www.colonialstock.com

SHARE ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.  We are unable to estimate the number of shares of Common Stock that may be sold in the future.

Upon the successful completion of this offering, we will have 2,385,563,721 outstanding shares of Common Stock if we complete the maximum offering hereunder.  All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

Rule 144

Shares of our Common Stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of Common Stock then outstanding, which will equal about 23,855,637 shares if fully subscribed; or

●	the average weekly trading volume of the unrestricted Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intends to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We do not intend to use any mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested the Company as a possible investment, so long as the offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Terms of the Offering

The Company is offering on a best-efforts, self-underwritten basis a maximum of 2,000,000,000 shares of its Common Stock at a price of $0.005 per share.

The Company is offering, on a best-efforts, self-underwritten basis, a maximum of 30,000,000,000 shares of its Common Stock at a fixed price to be determined upon qualification of the Form 1-A filing. The price shall be fixed for the duration of the offering, unless an amendment is properly filed with the Commission. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officers and directors. The shares are being offered for a period not to exceed 360 days. The offering will terminate on the earlier of: (i) the date when the sale of all shares is completed, or (ii) 360 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Eilers Law Group, P.A.

EXPERTS

None

REPORTS

As a Tier 1, Regulation A filer, we are not required to file any reports.

PART III EXHIBITS

EXHIBIT INDEX

Date of File
2.1	Articles of Incorporation	12/18/2013
2.2	Bylaws	12/18/2013
2.3	Articles of Amendment (Designation of Series A Preferred)	Filed Herewith
2.4	Articles of Amendment (Designation of Series B Preferred)	2/16/2016
2.5	Amended and Restated Articles of Incorporation	8/15/2017
2.6	Amended and Restated Articles of Incorporation	Filed Herewith
2.7	Amendment to Articles of Incorporation	Filed Herewith
4.1	Form of Subscription Agreement	Filed Herewith
6.1	Distribution Agreement between the Company and B&C General Warehouse Corp., LLC	Filed Herewith
11.1	Consent of Eilers Law Group, P.A. (included in Exhibit 12.1)
12.1	Opinion of Eilers Law Group, P.A. Regarding Legality	Filed Herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jacksonville, Florida on this 8th day of August 2019.

By:	/s/ David Lovatt
David Lovatt, CEO and Director Principal Financial and Accounting Officer Principal Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

GENTECH HOLDINGS, INC.

(formerly Pocket Games, Inc.)

CONDENSED BALANCE SHEET

(Unaudited)

	April 30,	October 31,
	2019	2018

ASSETS

CURRENT ASSETS

Cash and cash equivalents	$-	$4
Loan origination costs	2,653	2,796

Total Current Assets	2,653	2,800

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $3,448	17,237	18,715

TOTAL ASSETS	$19,890	$21,515

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES

Judgement payable	$1,068,339	$1,068,339
Accounts payable	26,920	47,002
Accrued expenses, related parties	10,895	9,935
Accrued expenses	297,401	260,640
Accrued compensation	76,701	65,698
Loans payable, related parties	32,259	26,588
Loans payable	29,000	29,000
Convertible debenture	684,130	720,230

Total Current Liabilities	2,225,645	2,227,432

TOTAL LIABILITIES	2,225,645	2,227,432

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock, $0.0001 par value; 2,500,000 shares authorized
Preferred stock designated, Series AA, $0.0001 par value, 1,000 shares issued and outstanding	-	-
Preferred stock designated, Series B, $0.0001 par value, -0- shares issued and outstanding	-	-
Preferred stock designated, Series C, $0.0001 par value, -0- shares issued and outstanding	-	-
Common stock, $0.00001 par value; 25,000,000,000 shares authorized, 421,770,617 and 1,080,718 shares issued and outstanding, respectively	4,218	11
Additional paid-in capital	5,723,777	5,688,884
Subscriptions payable	1,500	1,500
Accumulated deficit	(7,935,250)	(7,896,312)

Total Stockholders’ Equity (Deficit)	(2,205,755)	(2,205,917)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$19,890	$21,515

The accompanying notes are an integral part of these unaudited financial statements.

GENTECH HOLDINGS, INC.

(formerly Pocket Games, Inc.)

CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

	For the Six Months Ended
	April 30,
	2019	2018

NET REVENUES	$-	$-

OPERATING EXPENSES

General and administrative	15,312	7,896
Officer compensation	60,000	63,250
Professional fees	52,225	78,966

Total Operating Expenses	127,537	150,112

LOSS FROM OPERATIONS	(127,537)	(150,112)

OTHER INCOME (EXPENSES)

Income from mining of cryptocurrency	-	2,562
Gain on settlement of debt	151,856	-
Interest expense	(63,257)	(45,924)

Total Other Income (Expenses)	88,599	(43,362)

NET LOSS BEFORE INCOME TAXES	(38,938)	(193,474)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(38,938)	$(193,474)

The accompanying notes are an integral part of these unaudited financial statements.

POCKET GAMES, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

From November 1, 2017 through April 30, 2019

(Unaudited)

	Series AA		Series B		Series C				Additional			Accumulated Other	Total Stockholders’
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-In	Subscriptions	Accumulated	Comprehensive	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	Deficit	Income	(Deficit)

Balance, November 1, 2017	1,000	$-	-	$-	-	$-	873,346	$9	$5,219,425	$1,500	$(6,264,634)	$-	$(1,043,700)

Common stock issued for conversion of debt	-	-	-	-	-	-	207,373	2	120,650	-	-	-	120,652

Adjustment for correction of derivative liability	-	-	-	-	-	-	-	-	348,809	-	(1,409,290)	-	(1,060,481)

Net income for the year ended October 31, 2018	-	-	-	-	-	-	-	-	-	-	(222,388)	-	(222,388)

Balance, October 31, 2018	1,000	$-	-	$-	-	$-	1,080,718	$11	$5,688,884	$1,500	$(7,896,312)	$-	$(2,205,917)

Common stock issued for conversion of debt	-	-	-	-	-	-	70,689,654	707	3,393	-	-	-	4,100

Common stock issued for accrued compensation	-	-	-	-	-	-	350,000,000	3,500	31,500	-	-	-	35,000

Stock issued for rounding up of 1 for 7,000 reverse stock split							245	-	-	-	-	-	-

Net income for the six months ended April 30, 2019	-	-	-	-	-	-	-	-	-	-	(38,938)	-	(38,938)

Balance, April 30, 2019	1,000	$-	-	$-	-	$-	421,770,617	$4,218	$5,723,777	$1,500	$(7,935,250)	$-	$(2,205,755)

The accompanying notes are an integral part of these unaudited financial statements.

GENTECH HOLDINGS, INC.

(formerly Pocket Games, Inc.)

CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	April 30,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(38,938)	$(193,474)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization of loan origination costs	4,143	46,483
Gain on settlement of debt	(151,856)	-
Depreciation	1,478	493
Changes in operating assets and liabilities:
Loan origination costs	(4,000)	(24,898)
Accounts payable	(3,786)	5,799
Accrued expenses, related parties	960	534
Accrued expenses	51,321	67,630
Accrued officer compensation	46,003	(92,377)

Net Cash Used by Operating Activities	(94,675)	(189,810)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from loans payable, related parties	5,671	20,975
Proceeds from convertible debenture	89,000	170,432

Net Cash Provided by Financing Activities	94,671	191,407

DECREASE IN CASH AND CASH EQUIVALENTS	(4)	1,597

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4	1,057

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$-	$2,654

The accompanying notes are an integral part of these unaudited financial statements.

GENTECH HOLDINGS, INC.

(formerly Pocket Games, Inc.)

Notes to Condensed Financial Statements

April 30, 2019

(Unaudited)

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

Pocket Games, Inc. (the “Company”) was incorporated on October 4, 2013 (“Inception”) under the laws of the State of Florida. The Company is engaged in the development, marketing and sale of interactive games for mobile devices, tablets and computers. The Company has limited customers and products and revenues to date.

We develop games and provide end-end services for software and application development. We also have a dedicated division for server support and cloud management. Our clients rely on us to support their core IT architecture and provide 24/7 support for their business critical infrastructure.

The Company has adopted a fiscal year end of October 31.

Effective November 21, 2018, the Company changed its name to GenTech Holdings, Inc. Along with the name change, the Company also effectuated a 1 share for 7,000 shares reverse stock split which reduced the number of outstanding shares of common stock from 7,565,028,107 to 1,080,718 at the effective date. All references to common stock have been adjusted to reflect the reverse stock split.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term highly liquid investments purchased with original maturities of twelve months or less. Cash and cash equivalents at April 30, 2019 were $-0-.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. During the year ended October 31, 2018, the Company purchased equipment for the mining of cryptocurrency. This equipment is being depreciated over a seven year period. Depreciation expense for the six months ended April 30, 2019 was $1,478.

Revenue Recognition

The Company generates revenue from three sources; sale of game applications, sale of advertising provided with games, and outsourced application development services. The Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured, which is typically after receipt of payment and delivery, net of any credit card charge-backs and refunds. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Revenues on advertising are deferred and recognized ratably over the advertising period. During the year ended October 31, 2018, the Company recorded $-0- in revenues from sales.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

GENTECH HOLDINGS, INC.

(formerly Pocket Games, Inc.)

Notes to Condensed Financial Statements

April 30, 2019

(Unaudited)

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has incurred continuous losses from operations, has an accumulated deficit of $7,935,250, has a negative working capital of $2,222,992 and has cash on hand of $-0- as of April 30, 2019, and has generated minimal revenues to date. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is currently seeking additional sources of capital to fund short term operations through debt or equity investments, including loans from Officers and Directors. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party Transactions

Promissory Notes

The Company has issued promissory notes to related parties as disclosed in Note 4.

Revenues

The Company entered into a contract with a related party during the fiscal year ended October 31, 2015, whereby, the Company will perform testing on games and applications. There were no revenues from related parties during the six months ended April 30, 2019.

Employment Contracts

On October 4, 2013, the Company entered into two employment agreements with the two officers of the Company. Both agreements are for a term of three years and require monthly payments of $10,000 to each officer. The agreements continue on a month to month basis. During the year ended October 31, 2016, accrued compensation of $143,995 was converted into a convertible promissory note. Accrued compensation was $76,701 at April 30, 2019.

Note 4 – Loans Payable, Related Parties

Loans payable, related parties, consists of the following at April 30, 2019:

April 30,
2019
Originated December 5, 2017, unsecured promissory note, bearing interest at 9% per annum from a related party, due on demand	$5,371

Originated January 29, 2018, unsecured promissory note, bearing interest at 9% per annum from a related party, due on demand	11,000

Originated April 30, 2018, unsecured promissory note, bearing interest at 9% per annum from a related party, due on demand	5,549

Originated March 7, 2019, unsecured promissory note, bearing interest at 9% per annum from a related party, due on demand	3,000

Miscellaneous loans, non-interest bearing, due on demand	7,339
$32,259

Note 5 – Loans Payable

During the year ended October 31, 2018, the company received loans in the amount of $29,000. These loans are non-interest bearing and due on demand. As of April 30, 2019, the balance due on these loans was $29,000.

GENTECH HOLDINGS, INC.

(formerly Pocket Games, Inc.)

Notes to Condensed Financial Statements

April 30, 2019

(Unaudited)

Note 6 – Convertible Debenture

Convertible debentures consist of the following at April 30, 2019:

April 30,
2019

Originated May 7, 2015, unsecured $10,000 convertible promissory note, which carries an 8% interest rate and matures on February 8, 2016 (“145 Carroll Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the average of the three lowest closing bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares.	10,000

Originated September 10, 2015, unsecured $30,250 convertible promissory note, which carries an 8% interest rate and matures on September 10, 2016 (“Vigere Capital Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the average of the (3) lowest closing prices of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	30,250

Originated October 15, 2015, unsecured $30,250 convertible promissory note, which carries an 8% interest rate and matures on October 15, 2016 (“Vigere Capital Note #2”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the average of the (3) lowest closing prices of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	30,250

Originated January 5, 2016, unsecured $30,800 convertible promissory note ($8,000 received as of January 31, 2016), which carries an 8% interest rate and matures on January 5, 2017 (“JDF Capital Note #4”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the average of the three lowest reported sales prices of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares.	3,561

Originated February 8, 2016, unsecured $17,000 convertible promissory note, which carries a 10% interest rate and matures on February 8, 2017 (“Essex Global Note #2”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to forty-two percent (42%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	7,000

Originated February 8, 2016, unsecured $7,000 convertible promissory note, which carries a 10% interest rate and matures on February 8, 2017 (“Grant Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to forty-two percent (42%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	7,000

GENTECH HOLDINGS, INC.

(formerly Pocket Games, Inc.)

Notes to Condensed Financial Statements

April 30, 2019

(Unaudited)

April 30,
2019

Originated February 18, 2016, unsecured $26,500 convertible promissory note, which carries an 8% interest rate and matures on February 18, 2017 (“Crown Bridge Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-one percent (51%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares.	4,684

Originated May 19, 2016, unsecured $55,000 convertible promissory note, which carries a 10% interest rate and matures on May 19, 2017 (“JDF Capital Note #5”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to sixty percent (60%) of the lowest reported sales prices of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares.	45,504

Originated June 24, 2016, unsecured $27,500 convertible promissory note, which carries a 12.5% interest rate and matures on June 24, 2017 (“Essex Global Note #5”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	18,716

Originated June 30, 2016, unsecured $11,500 convertible promissory note, which carries an 8% interest rate and matures on June 30, 2017 (“Crown Bridge Note #3”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-one percent (51%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares.	11,500

Originated February 9, 2016, unsecured $143,995 convertible promissory note, which carries an 8% interest rate and is due on demand (“Polatoff Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to forty-two percent (42%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	64,640

Originated January 30, 2017, unsecured $9,000 convertible promissory note, which carries a 10% interest rate and matures on September 2, 2017 (“JDF Capital Note #6”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	9,000

Originated February 9, 2017, unsecured $30,000 convertible promissory note, which carries a 10% interest rate and matures on February 9, 2018 (“Essex Global Note #6”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	30,000

GENTECH HOLDINGS, INC.

(formerly Pocket Games, Inc.)

Notes to Condensed Financial Statements

April 30, 2019

(Unaudited)

April 30,
2019

Originated February 28, 2017, unsecured $9,000 convertible promissory note, which carries a 10% interest rate and matures on February 2, 2018 (“JDF Capital Note #11”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date.	9,000

Originated March 23, 2017, unsecured $24,200 convertible promissory note, which carries a 10% interest rate and matures on March 23, 2018 (“JDF Capital Note #7”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	24,200

Originated March 31, 2017, unsecured $15,400 convertible promissory note, which carries a 10% interest rate and matures on March 31, 2018 (“JDF Capital Note #8”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	15,400

Originated April 10, 2017, unsecured $15,400 convertible promissory note, which carries a 10% interest rate and matures on April 10, 2018 (“JDF Capital Note #9”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	15,400

Originated April 12, 2017, unsecured $16,000 convertible promissory note, which carries a 10% interest rate and matures on April 12, 2018 (“Essex Global Note #9”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	16,000

Originated April 28, 2017, unsecured $24,200 convertible promissory note, which carries a 10% interest rate and matures on April 28, 2018 (“JDF Capital Note #10”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	24,200

Originated May 4, 2017, unsecured $15,400 convertible promissory note, which carries a 10% interest rate and matures on May 4, 2018 (“Vigere Capital Note #6”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	15,400

Originated May 31, 2017, unsecured $10,000 convertible promissory note, which carries a 10% interest rate and matures on May 31, 2018 (“JDF Capital Note #13”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	10,000

GENTECH HOLDINGS, INC.

(formerly Pocket Games, Inc.)

Notes to Condensed Financial Statements

April 30, 2019

(Unaudited)

April 30,
2019

Originated June 13, 2017, unsecured $17,325 convertible promissory note, which carries a 10% interest rate and matures on June 13, 2018 (“JDF Capital Note #12”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to sixty percent (60%) of the lowest sale price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	17,325

Originated June 15, 2017, unsecured $2,700 convertible promissory note, which carries an 8% interest rate and matures on demand (“John D. Thomas PC Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (58%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	2,700

Originated July 14, 2017, unsecured $5,000 convertible promissory note, which carries an 8% interest rate and matures on demand (“Elliott Polatoff Note #2”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (58%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	5,000

Originated October 5, 2017, unsecured $15,000 convertible promissory note, which carries a 12% interest rate and matures on October 5, 2018 (“Essex Global Note #11”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to a fifty eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	13,000

Originated December 1, 2017, unsecured $34,000 convertible promissory note, which carries a 12% interest rate and matures on December 1, 2018 (“Fidelis Capital Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to a fifty eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	31,900

Originated January 30, 2018, unsecured $30,000 convertible promissory note, which carries a 10% interest rate and matures on January 30, 2019 (“Essex Global Note #13”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest closing price of the Company’s common stock for the twenty five (25) trading days prior to the conversion date, or par value, whichever is greater.	30,000

Originated February 12, 2018, unsecured $30,000 convertible promissory note, which carries a 10% interest rate and matures on February 12, 2019 (“Essex Global Note #14”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest closing price of the Company’s common stock for the twenty five (25) trading days prior to the conversion date, or par value, whichever is greater.	30,000

Originated April 27, 2018, unsecured $15,000 convertible promissory note, which carries a 10% interest rate and matures on April 27, 2019 (“Essex Global Note #15”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest closing price of the Company’s common stock for the twenty five (25) trading days prior to the conversion date, or par value, whichever is greater.	15,000

GENTECH HOLDINGS, INC.

(formerly Pocket Games, Inc.)

Notes to Condensed Financial Statements

April 30, 2019

(Unaudited)

April 30,
2019

Originated February 23, 2018, unsecured $67,500 convertible promissory note, which carries a 10% interest rate and matures on February 23, 2019 (“Essex Global Note #16”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest closing price of the Company’s common stock for the twenty five (25) trading days prior to the conversion date, or par value, whichever is greater.	67,500

Originated December 28, 2018, unsecured $15,000 convertible promissory note, which carries a 10% interest rate and matures on December 28, 2019 (“Essex Global Note #17”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest closing price of the Company’s common stock for the twenty five (25) trading days prior to the conversion date, or par value, whichever is greater.	15,000

Originated March 2, 2019, unsecured $25,000 convertible promissory note, which carries a 10% interest rate and matures on March 2, 2020 (“Fidelis Capital Note #2”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to a fifty percent (50%) discount of the lowest trading price of the Company’s common stock for the twenty five (25) trading days prior to the conversion date, or par value, whichever is greater.	25,000

Originated March 12, 2019, unsecured $25,000 convertible promissory note, which carries a 10% interest rate and matures on March 12, 2020 (“Essex Global Note #18”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty five (25) trading days prior to the conversion date, or par value, whichever is greater.	25,000

Convertible debenture	684,130
Less: current maturities of convertible debenture	(684,130)
Long term convertible debenture	$-

Note 7 – Changes in Stockholders’ Equity (Deficit)

Authorized Shares, Common Stock

Effective May 1, 2018, the Company amended its Articles of Incorporation to change the number of authorized shares from 50,000,000,000 to 25,000,000,000 and the change the par value of common stock from $0.0001 to $0.00001. Effective November 21, 2018, the Company effectuated a 1 share for 7,000 shares reverse stock split which reduced the number of outstanding shares of common stock from 7,565,028,107 to 1,080,718 at the effective date. All references to common stock have been adjusted to reflect the change in par value and the reverse stock split. As of April 30, 2019, there were 421,770,617 shares issued and outstanding.

Authorized Shares, Preferred Stock

The Company is authorized to issue 2,500,000 shares of its preferred stock, $0.0001 par value. As of April 30, 2019, there were 1,000 shares of Series AA Preferred Stock issued and outstanding. Each share of Series AA Preferred Stock shall have voting rights equal to four times the sum of (a) all shares of Common Stock issued and outstanding at the time of voting; plus (b) the total number of votes of all other classes of preferred stock which are issued and outstanding at the time of voting; divided by (c) the number of shares of Series AA Preferred Stock issued and outstanding at the time of voting. As of April 30, 2019, there were -0- shares of Series B Preferred Stock and -0- shares of Series C Preferred Stock issued and outstanding.

GENTECH HOLDINGS, INC.

(formerly Pocket Games, Inc.)

Notes to Condensed Financial Statements

April 30, 2019

(Unaudited)

Common Stock Issuances for the Year Ended October 31, 2018

During the year ended October 31, 2018, the Company issued 207,373 shares of common stock for the conversion of convertible notes payable in the amount of $120,652. As the conversions were within the terms of the agreement, no additional gain or loss on the conversion has been recognized.

Common Stock Issuances for the Six Months Ended April 30, 2019

During the six months ended April 30, 2019, the Company issued 70,689,654 shares of common stock for the conversion of convertible notes payable in the amount of $4,100. As the conversions were within the terms of the agreement, no additional gain or loss on the conversion has been recognized.

During the six months ended April 30, 2019, the Company issued 350,000,000 shares of common stock for accrued compensation. The fair value of the common stock issued was $35,000 based on the estimated market price of the Company’s common stock on the date of grant.

Note 8 – Commitments and Contingencies

Effective August 1, 2017, the Company entered into a consulting agreement with Green Light Developments LLC (“Green Light”), in which Green Light will provide business planning, M&A strategy, financial planning and other business development related services. The agreement is for $8,000 per month. During the six months ended April 30, 2019 payments of $29,333 were paid on this agreement and the balance due of $138,667 is included in accrued expenses on the balance sheet as of April 30, 2019.

Note 9 – Subsidiaries

As disclosed in our Form 8-K filed with the Securities and Exchange Commission, we issued a total of 400,000 shares of our Series B Convertible Preferred Stock in connection with our acquisition of 80% of the Class A common stock and 100% of the Class B common stock of Social Technology Holdings, Inc. (“STH”), and reserved an additional 80,000 shares of our Class B voting Convertible Preferred Stock for issuance in a contemplated merger transaction to acquire the 20% minority interest in the STH Class A common stock. STH is the owner and operator of “Viximo”, a software platform that allows game providers to access multiple websites from a single source API.”

As disclosed in our Form 8-K filed with the Securities and Exchange Commission, we issued a total of 270,000 shares of our Series C Convertible Preferred Stock and a $3,960,000 convertible note due March 31, 2019 in connection with our acquisition of 100% of the outstanding common stock of Kicksend Holdings, Inc., a Delaware corporation (“Kicksend”). Kicksend is engaged in the business of file storage and sharing in real-time on digital platforms, including desktop, mobile and webapps, to permit users to organize, download and sent storage files.

Under the terms of these acquisitions, the Company was to receive full financial disclosure  in order to maintain its ‘fully reporting’ status with the SEC. Subsequent to the closing, neither acquisition target was able to provide full financial disclosure and Pocket Games’ attorney opined that this was a material breach of the contracts and the acquisitions described above were unwound. This resulted in the unwinding, return, and cancellation of all items related to the acquisitions. The Company recorded a loss on deconsolidation in the amount of $1,068,339 for the year ended October 31, 2016. This same amount is disclosed as judgement payable on the balance sheet as of April 30, 2019.

Note 10 – Subsequent Events

The Company has evaluated subsequent events for the period of April 30, 2019 through the date the financial statements were issued, and concluded there were no other events or transactions occurring during this period that required recognition or disclosure in its financial statements.

POCKET GAMES, INC.

CONDENSED BALANCE SHEET

(Unaudited)

October 31,
2018
ASSETS
CURRENT ASSETS

Cash and cash equivalents	$4
Loan origination costs	2,796

Total Current Assets	2,800

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $1,970	18,715

TOTAL ASSETS	$21,515

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES

Judgement payable	$1,068,339
Accounts payable	47,002
Accrued expenses, related parties	9,935
Accrued expenses	260,640
Accrued compensation	65,698
Loans payable, related parties	26,588
Loans payable	29,000
Convertible debenture	720,230

Total Current Liabilities	2,227,432

TOTAL LIABILITIES	2,227,432

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock, $0.0001 par value; 2,500,000 shares authorized
Preferred stock designated, Series AA, $0.0001 par value, 1,000 and -0- shares issued and outstanding, respectively	-
Preferred stock designated, Series B, $0.0001 par value, -0- and 320,000 shares issued and outstanding, respectively	-
Preferred stock designated, Series C, $0.0001 par value, -0- and 270,000 shares issued and outstanding, respectively	-
Common stock, $0.00001 par value; 25,000,000,000 shares authorized, 7,565,028,107 and 6,113,419,883 shares issued and outstanding, respectively	75,650
Additional paid-in capital	5,613,245
Subscriptions payable	1,500
Accumulated deficit	(7,896,312)

Total Stockholders’ Equity (Deficit)	(2,205,917)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$21,515

The accompanying notes are an integral part of these unaudited financial statements.

POCKET GAMES, INC.

CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

For the Year
Ended
October 31,
2018

NET REVENUES	$-

OPERATING EXPENSES

General and administrative	11,629
Officer compensation	123,250
Professional fees	137,095

Total Operating Expenses	271,974

LOSS FROM OPERATIONS	(271,974)

OTHER INCOME (EXPENSES)

Income from mining of cryptocurrency	2,562
Gain on settlement of debt	149,529
Interest expense	(102,505)

Total Other Income (Expenses)	49,586

NET LOSS BEFORE INCOME TAXES	(222,388)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(222,388)

The accompanying notes are an integral part of these unaudited financial statements.

POCKET GAMES, INC.

CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

For the Year
Ended
October 31,
2018

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(222,388)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	1,970
Changes in operating assets and liabilities:
Loan origination costs	(2,796)
Accounts payable	16,628
Accrued expenses, related parties	1,469
Accrued expenses	144,151
Accrued officer compensation	(53,962)

Net Cash Used by Operating Activities	(114,928)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of equipment	(20,685)

Net Cash Used by Investing Activities	(20,685)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from loans payable, related parties	25,443
Proceeds from convertible debenture	109,117

Net Cash Provided by Financing Activities	134,560

DECREASE IN CASH AND CASH EQUIVALENTS	(1,053)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,057

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4

The accompanying notes are an integral part of these unaudited financial statements.

POCKET GAMES, INC.

Notes to Condensed Financial Statements

October 31, 2018

(Unaudited)

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

Pocket Games, Inc. (the “Company”) was incorporated on October 4, 2013 (“Inception”) under the laws of the State of Florida. The Company is engaged in the development, marketing and sale of interactive games for mobile devices, tablets and computers. The Company has limited customers and products and revenues to date.

We develop games and provide end-end services for software and application development. We also have a dedicated division for server support and cloud management. Our clients rely on us to support their core IT architecture and provide 24/7 support for their business critical infrastructure.

The Company has adopted a fiscal year end of October 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term highly liquid investments purchased with original maturities of twelve months or less. Cash and cash equivalents at October 31, 2018 were $4.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. During the year months ended October 31, 2018, the Company purchased equipment for the mining of cryptocurrency. This equipment is being depreciated over a seven year period. Depreciation expense for the year ended October 31, 2018 was $1,970. During the year ended October 31, 2018, the Company recorded income of $2,562 from the mining of cryptocurrency. This amount is included in Other Income on the Statement of Operations.

Revenue Recognition

The Company generates revenue from three sources; sale of game applications, sale of advertising provided with games, and outsourced application development services. The Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured, which is typically after receipt of payment and delivery, net of any credit card charge-backs and refunds. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Revenues on advertising are deferred and recognized ratably over the advertising period. During the year ended October 31, 2018, the Company recorded $-0- in revenues from sales.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has incurred continuous losses from operations, has an accumulated deficit of $7,896,312, has a negative working capital of $2,227,428 and has cash on hand of $4 as of October 31, 2018, and has generated minimal revenues to date. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is currently seeking additional sources of capital to fund short term operations through debt or equity investments, including loans from Officers and Directors. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

POCKET GAMES, INC.

Notes to Condensed Financial Statements

October 31, 2018

(Unaudited)

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party Transactions

Promissory Notes

The Company has issued promissory notes to related parties as disclosed in Note 4.

Revenues

Total revenues recognized were $106 for the year ended October 31, 2017. The Company entered into a contract with a related party during the fiscal year ended October 31, 2015, whereby, the Company will perform testing on games and applications. There were no revenues from related parties during the year ended October 31, 2018.

Employment Contracts

On October 4, 2013, the Company entered into two employment agreements with the two officers of the Company. Both agreements are for a term of three years and require monthly payments of $10,000 to each officer. During the year ended October 31, 2016, accrued compensation of $143,995 was converted into a convertible promissory note. Accrued compensation was $65,698 at October 31, 2018.

Note 4 – Loans Payable, Related Parties

Loans payable, related parties, consists of the following at October 31, 2018:

October 31,
2018
Originated December 5, 2017, unsecured promissory note, bearing interest at 9% per annum from a related party, due on demand	$5,371

Originated January 29, 2018, unsecured promissory note, bearing interest at 9% per annum from a related party, due on demand	11,000

Originated April 30, 2018, unsecured promissory note, bearing interest at 9% per annum from a related party, due on demand	5,549

Miscellaneous loans, non-interest bearing, due on demand	4,668
$26,588

Note 5 – Loans Payable

During the year ended October 31, 2018, the company received loans in the amount of $29,000. These loans are non-interest bearing and due on demand.

POCKET GAMES, INC.

Notes to Condensed Financial Statements

October 31, 2018

(Unaudited)

Note 6 – Convertible Debenture

Convertible debentures consist of the following at October 31, 2018:

October 31,
2018

Originated May 7, 2015, unsecured $10,000 convertible promissory note, which carries an 8% interest rate and matures on February 8, 2016 (“145 Carroll Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the average of the three lowest closing bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares.	10,000

Originated September 10, 2015, unsecured $30,250 convertible promissory note, which carries an 8% interest rate and matures on September 10, 2016 (“Vigere Capital Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the average of the (3) lowest closing prices of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	30,250

Originated October 15, 2015, unsecured $30,250 convertible promissory note, which carries an 8% interest rate and matures on October 15, 2016 (“Vigere Capital Note #2”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the average of the (3) lowest closing prices of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	30,250

Originated January 5, 2016, unsecured $30,800 convertible promissory note ($8,000 received as of January 31, 2016), which carries an 8% interest rate and matures on January 5, 2017 (“JDF Capital Note #4”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the average of the three lowest reported sales prices of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares.	3,561

Originated February 8, 2016, unsecured $17,000 convertible promissory note, which carries a 10% interest rate and matures on February 8, 2017 (“Essex Global Note #2”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to forty-two percent (42%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	7,000

Originated February 8, 2016, unsecured $7,000 convertible promissory note, which carries a 10% interest rate and matures on February 8, 2017 (“Grant Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to forty-two percent (42%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	7,000

POCKET GAMES, INC.

Notes to Condensed Financial Statements

October 31, 2018

(Unaudited)

October 31,
2018

Originated February 18, 2016, unsecured $26,500 convertible promissory note, which carries an 8% interest rate and matures on February 18, 2017 (“Crown Bridge Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-one percent (51%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares.	4,684

Originated March 24, 2016, unsecured $60,500 convertible promissory note, which carries an 8% interest rate and matures on March 24, 2017 (“Vigere Capital Note #3”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the average of the (3) lowest closing prices of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	60,500

Originated May 19, 2016, unsecured $55,000 convertible promissory note, which carries a 10% interest rate and matures on May 19, 2017 (“JDF Capital Note #5”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to sixty percent (60%) of the lowest reported sales prices of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares.	45,504

Originated June 24, 2016, unsecured $27,500 convertible promissory note, which carries a 12.5% interest rate and matures on June 24, 2017 (“Essex Global Note #5”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	18,716

Originated June 30, 2016, unsecured $11,500 convertible promissory note, which carries an 8% interest rate and matures on June 30, 2017 (“Crown Bridge Note #3”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-one percent (51%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares.	11,500

Originated September 7, 2016, unsecured $60,500 convertible promissory note, which carries an 8% interest rate and matures on September 7, 2017 (“Vigere Capital Note #4”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the average of the (3) lowest closing prices of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	60,500

Originated February 9, 2016, unsecured $143,995 convertible promissory note, which carries an 8% interest rate and is due on demand (“Polatoff Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to forty-two percent (42%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	64,640

POCKET GAMES, INC.

Notes to Condensed Financial Statements

October 31, 2018

(Unaudited)

October 31,
2018

Originated January 30, 2017, unsecured $9,000 convertible promissory note, which carries a 10% interest rate and matures on September 2, 2017 (“JDF Capital Note #6”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	9,000

Originated February 9, 2017, unsecured $30,000 convertible promissory note, which carries a 10% interest rate and matures on February 9, 2018 (“Essex Global Note #6”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	30,000

Originated February 28, 2017, unsecured $9,000 convertible promissory note, which carries a 10% interest rate and matures on February 2, 2018 (“JDF Capital Note #11”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	9,000

Originated March 23, 2017, unsecured $24,200 convertible promissory note, which carries a 10% interest rate and matures on March 23, 2018 (“JDF Capital Note #7”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.
24,200
Originated March 31, 2017, unsecured $15,400 convertible promissory note, which carries a 10% interest rate and matures on March 31, 2018 (“JDF Capital Note #8”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	15,400

Originated April 10, 2017, unsecured $15,400 convertible promissory note, which carries a 10% interest rate and matures on April 10, 2018 (“JDF Capital Note #9”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	15,400

Originated April 12, 2017, unsecured $16,000 convertible promissory note, which carries a 10% interest rate and matures on April 12, 2018 (“Essex Global Note #9”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	16,000

Originated April 28, 2017, unsecured $24,200 convertible promissory note, which carries a 10% interest rate and matures on April 28, 2018 (“JDF Capital Note #10”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	24,200

POCKET GAMES, INC.

Notes to Condensed Financial Statements

October 31, 2018

(Unaudited)

October 31,
2018

Originated May 4, 2017, unsecured $15,400 convertible promissory note, which carries a 10% interest rate and matures on May 4, 2018 (“Vigere Capital Note #6”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	15,400

Originated May 31, 2017, unsecured $10,000 convertible promissory note, which carries a 10% interest rate and matures on May 31, 2018 (“JDF Capital Note #13”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	10,000

Originated June 13, 2017, unsecured $17,325 convertible promissory note, which carries a 10% interest rate and matures on June 13, 2018 (“JDF Capital Note #12”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to sixty percent (60%) of the lowest sale price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	17,325

Originated June 15, 2017, unsecured $2,700 convertible promissory note, which carries an 8% interest rate and matures on demand (“John D. Thomas PC Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (58%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	2,700

Originated July 14, 2017, unsecured $5,000 convertible promissory note, which carries an 8% interest rate and matures on demand (“Elliott Polatoff Note #2”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (58%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	5,000

Originated October 5, 2017, unsecured $15,000 convertible promissory note, which carries a 12% interest rate and matures on October 5, 2018 (“Essex Global Note #11”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to a fifty eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	15,000

Originated December 1, 2017, unsecured $15,000 convertible promissory note, which carries a 12% interest rate and matures on December 1, 2018 (“Essex Global Note #12”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to a fifty eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	15,000

Originated January 30, 2018, unsecured $15,000 convertible promissory note, which carries a 10% interest rate and matures on January 30, 2019 (“Essex Global Note #13”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest closing price of the Company’s common stock for the twenty five (25) trading days prior to the conversion date, or par value, whichever is greater.	30,000

Originated February 12, 2018, unsecured $30,000 convertible promissory note, which carries a 10% interest rate and matures on February 12, 2019 (“Essex Global Note #14”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest closing price of the Company’s common stock for the twenty five (25) trading days prior to the conversion date, or par value, whichever is greater.	30,000

POCKET GAMES, INC.

Notes to Condensed Financial Statements

October 31, 2018

(Unaudited)

October 31,
2018

Originated April 27, 2018, unsecured $15,000 convertible promissory note, which carries a 10% interest rate and matures on April 27, 2019 (“Essex Global Note #15”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest closing price of the Company’s common stock for the twenty five (25) trading days prior to the conversion date, or par value, whichever is greater.	15,000

Originated February 23, 2018, unsecured $67,500 convertible promissory note, which carries a 10% interest rate and matures on February 23, 2019 (“Essex Global Note #16”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest closing price of the Company’s common stock for the twenty five (25) trading days prior to the conversion date, or par value, whichever is greater.	67,500

Convertible debenture	720,230
Less: current maturities of convertible debenture	(720,230)
Long term convertible debenture	$-

Note 7 – Changes in Stockholders’ Equity (Deficit)

Authorized Shares, Common Stock

Effective May 1, 2018 the Company amended its Articles of Incorporation to change the number of authorized shares from 50,000,000,000 to 25,000,000,000 and the change the par value of common stock from $0.0001 to $0.00001. All references to common stock in this document have been adjusted to reflect this change in par value. As of October 31, 2018, there were 7,565,028,107 shares issued and outstanding.

Authorized Shares, Preferred Stock

The Company is authorized to issue 2,500,000 shares of its preferred stock. As of October 31, 2018, there were 1,000 shares of Series AA Preferred Stock issued and outstanding. Each share of Series AA Preferred Stock shall have voting rights equal to four times the sum of (a) all shares of Common Stock issued and outstanding at the time of voting; plus (b) the total number of votes of all other classes of preferred stock which are issued and outstanding at the time of voting; divided by (c) the number of shares of Series AA Preferred Stock issued and outstanding at the time of voting. As of October 31, 2018, there were -0- shares of Series B Preferred Stock and -0- shares of Series C Preferred Stock issued and outstanding.

Common Stock Issuances for the Year Ended October 31, 2017

During the year ended October 31, 2017, the Company issued 4,531,486,251 shares of common stock for the conversion of convertible notes payable and accrued interest in the amount of $404,128. As the conversions were within the terms of the agreement, no additional gain or loss on the conversion has been recognized.

During the year ended October 31, 2017, the Company issued 343,000,000 shares of common stock for consulting services. The fair value of the common stock issued was $34,300 based on the market price of the Company’s common stock on the date of grant.

During the year ended October 31, 2017, the Company issued 420,000,000 shares of common stock for cash in the amount of $21,000.

Common Stock Issuances for the Year Ended October 31, 2018

During the year ended October 31, 2018, the Company issued 1,451,608,224 shares of common stock for the conversion of convertible notes payable in the amount of $120,652. As the conversions were within the terms of the agreement, no additional gain or loss on the conversion has been recognized.

POCKET GAMES, INC.

Notes to Condensed Financial Statements

October 31, 2018

(Unaudited)

Note 8 – Commitments and Contingencies

Effective August 1, 2017, the Company entered into a consulting agreement with Green Light Developments LLC (“Green Light”), in which Green Light will provide business planning, M&A strategy, financial planning and other business development related services. The agreement is for $8,000 per month. No payments have been paid on this agreement and the balance due of $120,000 is included in accrued expenses on the balance sheet as of October 31, 2018.

Note 9 – Subsidiaries

As disclosed in our Form 8-K filed with the Securities and Exchange Commission, we issued a total of 400,000 shares of our Series B Convertible Preferred Stock in connection with our acquisition of 80% of the Class A common stock and 100% of the Class B common stock of Social Technology Holdings, Inc. (“STH”), and reserved an additional 80,000 shares of our Class B voting Convertible Preferred Stock for issuance in a contemplated merger transaction to acquire the 20% minority interest in the STH Class A common stock. STH is the owner and operator of “Viximo”, a software platform that allows game providers to access multiple websites from a single source API.”

As disclosed in our Form 8-K filed with the Securities and Exchange Commission, we issued a total of 270,000 shares of our Series C Convertible Preferred Stock and a $3,960,000 convertible note due March 31, 2019 in connection with our acquisition of 100% of the outstanding common stock of Kicksend Holdings, Inc., a Delaware corporation (“Kicksend”). Kicksend is engaged in the business of file storage and sharing in real-time on digital platforms, including desktop, mobile and webapps, to permit users to organize, download and sent storage files.

Under the terms of these acquisitions, the Company was to receive full financial disclosure  in order to maintain its ‘fully reporting’ status with the SEC. Subsequent to the closing, neither acquisition target was able to provide full financial disclosure and Pocket Games’ attorney opined that this was a material breach of the contracts and the acquisitions described above were unwound. This resulted in the unwinding, return, and cancellation of all items related to the acquisitions. The Company recorded a loss on deconsolidation in the amount of $1,068,339 for the year ended October 31, 2016. This same amount is disclosed as judgement payable on the balance sheet as of October 31, 2018.

Note 10 – Subsequent Events

Effective November 21, 2018, the Company changed its name to GenTech Holdings, Inc. Along with the name change, the Company also effectuated a 1 share for 7,000 shares reverse stock split which will reduce the number of outstanding shares of common stock.

POCKET GAMES, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

October 31,
2017

ASSETS

TOTAL ASSETS	$1,057

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$30,374
Accrued expenses, related parties	8,466
Accrued expenses	116,489
Accrued compensation	119,660
Loans payable, related parties	1,145
Convertible debenture	768,623

Total Current Liabilities	1,044,757

TOTAL LIABILITIES	1,044,757

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock, $0.0001 par value; 2,500,000 shares authorized
Preferred stock designated, Series AA, $0.0001 par value, 1,000 and -0- shares issued and outstanding, respectively	-
Preferred stock designated, Series B, $0.0001 par value, -0- and 320,000 shares issued and outstanding, respectively	-
Preferred stock designated, Series C, $0.0001 par value, -0- and 270,000 shares issued and outstanding, respectively	-
Common stock, $0.0001 par value; 50,000,000,000 shares authorized, 6,113,419,883 and 818,933,632 shares issued and outstanding, respectively	611,343
Additional paid-in capital	4,608,091
Subscriptions payable	1,500
Accumulated deficit	(6,264,634)
Accumulated other comprehensive loss	-

Total Stockholders’ Equity (Deficit)	(1,043,700)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,057

The accompanying notes are an integral part of these consolidated financial statements.

POCKET GAMES, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

For the Year Ended
October 31,
2017

NET REVENUES	$106

OPERATING EXPENSES

General and administrative	18,275
Officer compensation	120,150
Professional fees	173,404

Total Operating Expenses	311,829

LOSS FROM OPERATIONS	(311,723)

OTHER INCOME (EXPENSES)

Interest expense	(94,636)

Total Other Income (Expenses)	(94,636)

NET INCOME (LOSS) BEFORE INCOME TAXES	(406,359)

PROVISION FOR INCOME TAXES	-

NET INCOME (LOSS)	$(406,359)

The accompanying notes are an integral part of these consolidated financial statements.

POCKET GAMES, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

For the Year Ended
October 31,
2017

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(406,359)
Adjustments to reconcile net loss to net cash used by operating activities:
Shares issued for services	34,300
Carryover affect of the unwinding of acquisitions	80,744
Changes in operating assets and liabilities:
Accrued expenses, related parties	(7,503)
Accrued expenses	59,796
Accrued officer compensation	4,169

Net Cash Provided (Used) by Operating Activities	(234,853)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from the sale of common stock	21,000
Proceeds from loans payable, related parties	3,739
Proceeds from convertible debenture	314,224

Net Cash Provided by Financing Activities	338,963

Foreign currency translation	(109,446)

DECREASE IN CASH AND CASH EQUIVALENTS	(5,336)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	6,393

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,057

The accompanying notes are an integral part of these consolidated financial statements.

POCKET GAMES, INC.

Notes to Condensed Financial Statements

October 31, 2017

(Unaudited)

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

Pocket Games, Inc. (the “Company”) was incorporated on October 4, 2013 (“Inception”) under the laws of the State of Florida. The Company is engaged in the development, marketing and sale of interactive games for mobile devices, tablets and computers. The Company has limited customers and products and revenues to date.

On February 9, 2016, Pocket Games, Inc. entered into a Share Exchange Agreement (the “Exchange Agreement”) with Social Technology Holdings, Inc., a Delaware corporation (“STH”), AEL Irrevocable Trust (“AIT”), Sugar House Trust (“SHT”, and together with AIT, the “STH Majority Shareholders”) and David Lovatt, the principal and controlling shareholder of the Company (“Lovatt”) regarding the acquisition by the Company from the STH Majority Shareholders of 20,000,000 shares of Class A common stock, par value $0.0001 per share, of STH (the “STH Class A Common Stock”) and 2,000,000 shares of Class B common stock, par value $0.0001 per share, of STH (the “STH Class B Common Stock”). The STH Class A Common Stock and the STH Class B Common Stock transferred to the Company by the STH Majority Shareholders constitute 80% of the issued and outstanding shares of STH Class A Common Stock and 100% of the STH Class B Common Stock.

In exchange for the STH Class A Common Stock and STH Class B Common Stock, the Company issued to the STH Majority Shareholders an aggregate of 320,000 shares of non-redeemable, voting convertible shares of Series B preferred stock of the Company (the “Company Series B Preferred Stock”). In addition, Lovatt, as the owner of 1,000 shares, or 100%, of Company’s Series A Preferred Stock, returned such shares to the Company treasury, in exchange for which the Company reissued 500 shares of such Series A Preferred Stock to the STH Majority Shareholders, and 500 shares of Company Series A Preferred Stock, together with 80,000 shares of Company Series B Preferred Stock, to Lovatt. Each share of the Company’s Series A Preferred Stock entitles the holder(s) to cast 50,000 votes at any meeting of Company stockholders or in connection with any consents required of Company common stockholders. After the share exchange, Lovatt will maintain control of the Company. During the quarter ended July 31, 2017, the Company unwound the Exchange Agreement and therefore the financial information of STH is no longer consolidated with the financial statements of the Company.

We develop games and provide end-end services for software and application development. We also have a dedicated division for server support and cloud management. Our clients rely on us to support their core IT architecture and provide 24/7 support for their business critical infrastructure.

The Company has adopted a fiscal year end of October 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term highly liquid investments purchased with original maturities of three months or less. Cash and cash equivalents at October 31, 2017 were $1,057.

Revenue Recognition

The Company generates revenue from three sources; sale of game applications, sale of advertising provided with games, and outsourced application development services. The Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured, which is typically after receipt of payment and delivery, net of any credit card charge-backs and refunds. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Revenues on advertising are deferred and recognized ratably over the advertising period.

POCKET GAMES, INC.

Notes to Condensed Financial Statements

October 31, 2017

(Unaudited)

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has incurred continuous losses from operations, has an accumulated deficit of $6,264,634, has a negative working capital of $1,043,700 and has cash on hand of $1,057 as of October 31, 2017, and has generated minimal revenues to date. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is currently seeking additional sources of capital to fund short term operations through debt or equity investments, including loans from Officers and Directors. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party Transactions

Promissory Note

From time to time the Company received unsecured loans, bearing interest at 12% per annum, maturing on December 31, 2014 from one of the Company’s Directors and Treasurer, as disclosed in Note 4.

Revenues

Total revenues recognized were $106 for the year ended October 31, 2017. The Company entered into a contract with a related party during the fiscal year ended October 31, 2015, whereby, the Company will perform testing on games and applications. There were no revenues from related parties during the year ended October 31, 2017.

Employment Contracts

On October 4, 2013, the Company entered into two employment agreements with the two officers of the Company. Both agreements are for a term of three years and require monthly payments of $10,000 to each officer. During the year ended October 31, 2016, accrued compensation of $143,995 was converted into a convertible promissory note. Accrued compensation was $119,660 at October 31, 2017.

Note 4 – Loans Payable, Related Parties

Loans payable, related parties, consists of the following at October 31, 2017:

October 31,
2017
12% unsecured promissory note, bearing interest at 12% per annum from a related party, one of the Company’s Directors and Treasurer, maturing on December 31, 2014	$-
Miscellaneous loans, non-interest bearing, due on demand	570
$570

POCKET GAMES, INC.

Notes to Condensed Financial Statements

October 31, 2017

(Unaudited)

Note 5 – Convertible Debenture

Convertible debentures consist of the following at October 31, 2017:

October 31,
2017

Originated May 7, 2015, unsecured $10,000 convertible promissory note, which carries an 8% interest rate and matures on February 8, 2016 ("145 Carroll Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the average of the three lowest closing bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares.	10,000

Originated May 27, 2015, unsecured $74,500 convertible promissory note, which carries an 8% interest rate and matures on November 27, 2015 (“Minerva Capital Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the average of the three lowest closing bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares.	74,500

Originated June 29, 2015, unsecured $10,000 convertible promissory note, which carries an 8% interest rate and matures on February 28, 2016 (“Minerva Capital Note #2”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the average of the three lowest closing bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares.	10,000

Originated August 4, 2015 unsecured $20,350 convertible promissory note, which carries an 8% interest rate and matures on August 6, 2016 (“Abramowitz Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the average of the (3) lowest closing prices of the Company’s common stock, , or par value, whichever is greater, for the ten (10) trading days prior to the conversion date.	20,350

Originated September 10, 2015, unsecured $30,250 convertible promissory note, which carries an 8% interest rate and matures on September 10, 2016 (“Vigere Capital Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the average of the (3) lowest closing prices of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	30,250

Originated October 15, 2015, unsecured $30,250 convertible promissory note, which carries an 8% interest rate and matures on October 15, 2016 (“Vigere Capital Note #2”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the average of the (3) lowest closing prices of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	30,250

POCKET GAMES, INC.

Notes to Condensed Financial Statements

October 31, 2017

(Unaudited)

October 31,
2017

Originated January 5, 2016, unsecured $30,800 convertible promissory note ($8,000 received as of January 31, 2016), which carries an 8% interest rate and matures on January 5, 2017 (“JDF Capital Note #4”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the average of the three lowest reported sales prices of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares.	3,561

Originated February 8, 2016, unsecured $17,000 convertible promissory note, which carries a 10% interest rate and matures on February 8, 2017 (“Minerva Capital Note #3”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to forty-two percent (42%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	17,000

Originated February 8, 2016, unsecured $17,000 convertible promissory note, which carries a 10% interest rate and matures on February 8, 2017 (“Essex Global Note #2”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to forty-two percent (42%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	7,000

Originated February 8, 2016, unsecured $7,000 convertible promissory note, which carries a 10% interest rate and matures on February 8, 2017 (“Grant Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to forty-two percent (42%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	7,000

Originated February 18, 2016, unsecured $26,500 convertible promissory note, which carries an 8% interest rate and matures on February 18, 2017 (“Crown Bridge Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-one percent (51%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares.	16,127

Originated March 24, 2016, unsecured $60,500 convertible promissory note, which carries an 8% interest rate and matures on March 24, 2017 (“Vigere Capital Note #3”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the average of the (3) lowest closing prices of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	60,500

Originated May 19, 2016, unsecured $55,000 convertible promissory note, which carries a 10% interest rate and matures on May 19, 2017 (“JDF Capital Note #5”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to sixty percent (60%) of the lowest reported sales prices of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares.	45,504

POCKET GAMES, INC.

Notes to Condensed Financial Statements

October 31, 2017

(Unaudited)

October 31,
2017

Originated June 24, 2016, unsecured $27,500 convertible promissory note, which carries a 12.5% interest rate and matures on June 24, 2017 (“Essex Global Note #5”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	41,716

Originated June 30, 2016, unsecured $11,500 convertible promissory note, which carries an 8% interest rate and matures on June 30, 2017 (“Crown Bridge Note #3”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-one percent (51%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares.	11,500

Originated September 7, 2016, unsecured $60,500 convertible promissory note, which carries an 8% interest rate and matures on September 7, 2017 (“Vigere Capital Note #4”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the average of the (3) lowest closing prices of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	60,500

Originated February 9, 2016, unsecured $143,995 convertible promissory note, which carries an 8% interest rate and is due on demand (“Polatoff Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to forty-two percent (42%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	56,240

Originated January 30, 2017, unsecured $9,000 convertible promissory note, which carries a 10% interest rate and matures on September 2, 2017 (“JDF Capital Note #6”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	9,000

Originated December 15, 2016, unsecured $17,000 convertible promissory note, which carries a 10% interest rate and matures on December 15, 2017 (“Essex Global Note #4”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	17,000

Originated February 9, 2017, unsecured $30,000 convertible promissory note, which carries a 10% interest rate and matures on February 9, 2018 (“Essex Global Note #6”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	30,000

Originated February 28, 2017, unsecured $9,000 convertible promissory note, which carries a 10% interest rate and matures on February 2, 2018 (“JDF Capital Note #11”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	9,000

POCKET GAMES, INC.

Notes to Condensed Financial Statements

October 31, 2017

(Unaudited)

October 31,
2017

Originated March 22, 2017, unsecured $17,000 convertible promissory note, which carries a 10% interest rate and matures on March 22, 2018 (“Essex Global Note #7”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	17,000

Originated March 23, 2017, unsecured $24,200 convertible promissory note, which carries a 10% interest rate and matures on March 23, 2018 (“JDF Capital Note #7”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	24,200

Originated March 31, 2017, unsecured $15,400 convertible promissory note, which carries a 10% interest rate and matures on March 31, 2018 (“JDF Capital Note #8”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	15,400

Originated March 31, 2017, unsecured $16,000 convertible promissory note, which carries a 10% interest rate and matures on March 31, 2018 (“Essex Global Note #8”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	16,000

Originated April 10, 2017, unsecured $15,400 convertible promissory note, which carries a 10% interest rate and matures on April 10, 2018 (“JDF Capital Note #9”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	15,400

Originated April 12, 2017, unsecured $16,000 convertible promissory note, which carries a 10% interest rate and matures on April 12, 2018 (“Essex Global Note #9”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	16,000

Originated April 28, 2017, unsecured $24,200 convertible promissory note, which carries a 10% interest rate and matures on April 28, 2018 (“JDF Capital Note #10”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	24,200

POCKET GAMES, INC.

Notes to Condensed Financial Statements

October 31, 2017

(Unaudited)

October 31,
2017

Originated May 4, 2017, unsecured $15,400 convertible promissory note, which carries a 10% interest rate and matures on May 4, 2018 (“Vigere Capital Note #6”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	15,400

Originated May 31, 2017, unsecured $10,000 convertible promissory note, which carries a 10% interest rate and matures on May 31, 2018 (“JDF Capital Note #13”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) of the lowest trading price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	10,000

Originated June 13, 2017, unsecured $17,325 convertible promissory note, which carries a 10% interest rate and matures on June 13, 2018 (“JDF Capital Note #12”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to sixty percent (60%) of the lowest sale price of the Company’s common stock for the twenty (20) trading days prior to the conversion date, or par value, whichever is greater.	17,325

Originated June 15, 2017, unsecured $2,700 convertible promissory note, which carries an 8% interest rate and matures on demand (“John D. Thomas PC Note #1”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (58%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	2,700

Originated July 14, 2017, unsecured $5,000 convertible promissory note, which carries an 8% interest rate and matures on demand (“Elliott Polatoff Note #2”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (58%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	5,000

Originated October 5, 2017, unsecured $15,000 convertible promissory note, which carries a 12% interest rate and matures on October 5, 2018 (“Essex Global Note #11”). The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty eight percent (58%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date, or par value, whichever is greater.	15,000

Originated August 24, 2016, unsecured $8,000 loan, which carries a -0-% interest rate and matures on demand. The conversion feature is yet to be determined.	8,000

Convertible debenture	768,623
Less: current maturities of convertible debenture	(768,623)
Long term convertible debenture	$-

POCKET GAMES, INC.

Notes to Condensed Financial Statements

October 31, 2017

(Unaudited)

Note 6 – Changes in Stockholders’ Equity (Deficit)

Authorized Shares, Common Stock

The Company is authorized to issue 50,000,000,000 shares of $0.0001 par value common stock. As of October 31, 2017, there were 6,113,419,883 shares issued and outstanding.

Authorized Shares, Preferred Stock

The Company is authorized to issue 2,500,000 shares of its preferred stock. As of October 31, 2017, there were 1,000 shares of Series AA Preferred Stock issued and outstanding. Each share of Series AA Preferred Stock shall have voting rights equal to four times the sum of (a) all shares of Common Stock issued and outstanding at the time of voting; plus (b) the total number of votes of all other classes of preferred stock which are issued and outstanding at the time of voting; divided by (c) the number of shares of Series AA Preferred Stock issued and outstanding at the time of voting. As of October 31, 2017, there were -0- shares of Series B Preferred Stock issued and outstanding. As of October 31, 2017, there were -0- shares of Series C Preferred Stock issued and outstanding.

Common Stock Issuances, for the Period Ending October 31, 2016

During the year ended October 31, 2016, the Company issued 54,480,000 shares of common stock for consulting services. The fair value of the common stock issued was $565,083 based on the market price of the Company’s common stock on the date of grant.

During the year ended October 31, 2016, the Company issued 740,113,703 shares of common stock for the conversion of convertible notes payable in the amount of $254,947. As the conversions were within the terms of the agreement, no additional gain or loss on the conversion has been recognized.

Common Stock Issuances, for the Period Ending October 31, 2017

During the year ended October 31, 2017, the Company issued 4,531,486,251 shares of common stock for the conversion of convertible notes payable and accrued interest in the amount of $404,128. As the conversions were within the terms of the agreement, no additional gain or loss on the conversion has been recognized.

During the nine year ended October 31, 2017, the Company issued 343,000,000 shares of common stock for consulting services. The fair value of the common stock issued was $34,300 based on the market price of the Company’s common stock on the date of grant.

During the year ended October 31, 2017, the Company issued 420,000,000 shares of common stock for cash in the amount of $21,000.

Note 7 – Commitments and Contingencies

Effective August 1, 2017, the Company entered into a consulting agreement with Green Light Developments LLC (“Green Light”), in which Green Light will provide business planning, M&A strategy, financial planning and other business development related services. The agreement is for $8,000 per month. No payments have been paid on this agreement and the balance due of $24,000 is included in accrued expenses on the balance sheet as of October 31, 2017.